Exhibit 99.1

Kohl’s Reports First Quarter Fiscal 2023 Financial Results

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—May 24, 2023— Kohl’s Corporation (NYSE:KSS) today reported results for the first quarter ended April 29, 2023.

•	Net sales decreased 3.3% and comparable sales decreased 4.3%

•	Gross margin increased 67 basis points

•	Diluted earnings per share of $0.13

•	Inventory declined 6%

•	Affirms full year 2023 financial outlook

•	Remains committed to strengthening balance sheet and to maintaining current dividend

Tom Kingsbury, Kohl’s chief executive officer, said “Our first quarter results were in line with our expectations and represented a first step as we work to drive sales and earnings performance over the long-term. We delivered margin expansion, as well as a 6% reduction in inventory. In addition, our stores business achieved productivity gains and Sephora at Kohl’s continued its sales momentum.”

“We are making progress against each of our key 2023 priorities, enhancing our customer experience, simplifying our value strategies, managing inventory and expenses with discipline, and strengthening our balance sheet. I would like to thank the entire Kohl’s team for driving against these priorities with a clear focus and strong determination. While there is still work to be done and the macroeconomic environment remains challenging, we are affirming our 2023 guidance and continue to have conviction in Kohl’s longer term opportunity,” Kingsbury continued.

First Quarter 2023 Results

Comparisons refer to the 13-week period ended April 29, 2023 versus the 13-week period ended April 30, 2022

•	Net sales decreased 3.3% year-over-year, to $3.4 billion, with comparable sales down 4.3%.

•	Gross margin as a percentage of net sales was 39.0%, an increase of 67 basis points.

•

Selling, general & administrative (SG&A) expenses decreased 4.2% year-over-year, to $1.2 billion. As a percentage of total revenue, SG&A expenses were 34.7%, a decrease of 13 basis points year-over-year.

•	Operating income was $98 million compared to $82 million in the prior year. As a percentage of total revenue, operating income was 2.8%, an increase of 55 basis points year-over-year.

•	Net income was $14 million, or $0.13 per share. This compares to net income of $14 million, or $0.11 per share in the prior year.

•	Inventory was $3.5 billion, a decrease of 6% year-over-year.

•	Operating cash flow was a use of ($202) million.

2023 Financial and Capital Allocation Outlook

For the full year 2023, the Company affirms its financial outlook and currently expects the following:

•	Net sales: A decrease of (2%) to (4%), includes the impact of the 53rd week which is worth approximately 1% year-over-year.

•	Operating margin: Approximately 4.0%.

•	Diluted earnings per share: In the range of $2.10 to $2.70, excluding any non-recurring charges.

•	Capital Expenditures: $600 million to $650 million, including expansion of its Sephora partnership and store refresh activity.

•

Dividend: On May 10, 2023, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.50 per share. The dividend is payable June 21, 2023 to shareholders of record at the close of business on June 7, 2023.

•	Debt Reduction: The Company retired $164 million of bonds that matured in February 2023, and expects to retire $111 million of bonds maturing in December 2023.

First Quarter 2023 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on May 24, 2023. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social, and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
(Dollars in Millions, Except per Share Data)	April 29, 2023	April 30, 2022
Net sales	$3,355	$3,471
Other revenue	216	244

Total revenue	3,571	3,715
Cost of merchandise sold	2,047	2,140
Gross margin rate	39.0%	38.3%
Operating expenses:
Selling, general, and administrative	1,238	1,293
As a percent of total revenue	34.7%	34.8%
Depreciation and amortization	188	200

Operating income	98	82
Interest expense, net	84	68

Income before income taxes	14	14
Provision (benefit) for income taxes	—	—

Net income	$14	$14

Average number of shares:
Basic	110	127
Diluted	111	129
Earnings per share:
Basic	$0.13	$0.11
Diluted	$0.13	$0.11

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	April 29, 2023	April 30, 2022
Assets
Current assets:
Cash and cash equivalents	$286	$646
Merchandise inventories	3,526	3,736
Other	347	381

Total current assets	4,159	4,763
Property and equipment, net	7,803	7,790
Operating leases	2,368	2,224
Other assets	380	476

Total assets	$14,710	$15,253

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,310	$1,679
Accrued liabilities	1,164	1,316
Borrowings under revolving credit facility	765	—
Current portion of:
Long-term debt	111	164
Finance leases and financing obligations	93	108
Operating leases	111	127

Total current liabilities	3,554	3,394
Long-term debt	1,637	1,746
Finance leases and financing obligations	2,710	2,584
Operating leases	2,634	2,474
Deferred income taxes	129	209
Other long-term liabilities	326	390
Shareholders’ equity	3,720	4,456

Total liabilities and shareholders’ equity	$14,710	$15,253

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
(Dollars in Millions)	April 29, 2023	April 30, 2022
Operating activities
Net income	$14	$14
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	188	200
Share-based compensation	9	18
Deferred income taxes	1	2
Non-cash lease expense	25	31
Other non-cash items	(4)	3
Changes in operating assets and liabilities:
Merchandise inventories	(336)	(668)
Other current and long-term assets	49	(42)
Accounts payable	(20)	(4)
Accrued and other long-term liabilities	(101)	17
Operating lease liabilities	(27)	(31)

Net cash used in operating activities	(202)	(460)

Investing activities
Acquisition of property and equipment	(94)	(221)
Proceeds from sale of real estate	1	4
Other	(1)	—

Net cash used in investing activities	(94)	(217)

Financing activities
Net borrowings under revolving credit facility	680	—
Treasury stock purchases	—	(158)
Shares withheld for taxes on vested restricted shares	(12)	(18)
Dividends paid	(55)	(63)
Repayment of long-term borrowings	(164)	—
Finance lease and financing obligation payments	(25)	(29)
Proceeds from financing obligations	5	4

Net cash provided by (used in) financing activities	429	(264)

Net increase (decrease) in cash and cash equivalents	133	(941)
Cash and cash equivalents at beginning of period	153	1,587

Cash and cash equivalents at end of period	$286	$646